UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use by the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Materials Pursuant to §240.14a-12

F5 Networks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MARCH 12, 2020
The following Notice relates to the proxy statement (the “Proxy Statement”) of F5 Networks, Inc. (the “Company”), dated January 24, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, March 12, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 9, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
On March 9, 2020, F5 Networks, Inc. issued the following press release.
FOR IMMEDIATE RELEASE
F5 Provides Additional Information Regarding Its March 12, 2020 Annual Meeting of Shareholders Due to Coronavirus Concerns
SEATTLE, March 9, 2020 - F5 Networks, Inc. (NASDAQ: FFIV) today announced that F5’s shareholders will now be able to vote their shares electronically as part of the virtual meeting format of F5’s Annual Meeting of Shareholders to be held at 11 a.m. Pacific time on March 12, 2020 at F5’s headquarters in Seattle, Washington. F5 is taking this step due to concerns regarding the coronavirus outbreak (COVID-19), including in the Seattle, Washington area, and to assist in protecting the health and well-being of its shareholders and employees.
This additional means of voting allows F5 shareholders the opportunity to vote their shares on the date of the Annual Meeting even if they do not wish to attend the meeting in person. The meeting’s virtual attendance option also provides shareholders the ability to participate and ask questions during the meeting.
F5 will host an in-person meeting for shareholders who wish to attend in person but encourages shareholders to carefully consider attending by virtual means in light of COVID-19 and public health concerns.
Attending by virtual means: To be virtually admitted to the Annual Meeting go to www.virtualshareholdermeeting.com/FFIV2020. In order to gain access shareholders must enter the control number found on their proxy card, voting instruction form or notice they previously received. If you have difficulty accessing the virtual meeting, please contact 800-586-1548 (US) or 303-562-9288 (International).

Voting by virtual means: You will be able to vote your eligible shares while attending the virtual annual meeting by following the instructions on the website at www.virtualshareholdermeeting.com/FFIV2020.

As described in the proxy materials for the Annual Meeting previously distributed, F5’s shareholders are entitled to participate in the Annual Meeting if they were a shareholder of record as of the close of business on January 7, 2020, the record date, or hold an appropriate legal proxy for the meeting provided by their bank, broker, or other nominee. Whether or not a shareholder plans to attend the Annual Meeting virtually or in person, F5 urges its shareholders to vote and submit their proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect information provided above and may continue to be used to vote each shareholder’s shares in connection with the Annual Meeting.
About F5 Networks
F5 (NASDAQ: FFIV) powers applications from development through their entire lifecycle, across any multi-cloud environment, so our customers-enterprise businesses, service providers, governments, and consumer brands-can deliver differentiated, high-performing, and secure digital experiences. For more information, go to f5.com. You can also follow @f5networks on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.
F5 is a trademark or service mark of F5 Networks, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
SOURCE: F5 Networks

CONTACT:	Investor Relations
Suzanne DuLong
(206) 272-7049
s.dulong@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com